EXHIBIT C
                       CENTRAL AND SOUTH WEST CORPORATION

                                   CERTIFICATE

         The undersigned certifies that he is the duly designated and acting Controller of Central and South West Corporation, a Delaware corporation ("CSW"), and that:

         (a) CSW's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended June 30, 1997 (the "Quarterly Report on Form U-9C-3") is the first such quarterly report filed with the Securities and Exchange Commission (the "SEC") and, therefore, CSW has not filed such a quarterly report for the previous quarter with each state commission having jurisdiction over the retail rates of the public-utility companies that are associate companies of any of the reporting companies (the "Specific State Commissions"); and

         (b) a conformed copy of the Quarterly Report on Form U-9C-3 shall be filed with the Specific State Commissions promptly after filing with the SEC.

         The names and addresses of the Specific State Commissions are:

         Arkansas Public Service Commission
         1000 Center
         P. O. Box 400
         Little Rock, AR   72203-0400

         Louisiana Public Service Commission
         One American Place
         P.    O. Box 91154
         Baton Rouge, LA   70821-9154

         Oklahoma Corporation Commission
         2101 N. Lincoln Blvd.
         P.    O. Box 52000-2000
         Oklahoma City, OK   73152-2000

         Public Utility Commission of Texas
         1701 N. Congress Avenue
         Austin, TX   78701

         IN WITNESS WHEREOF, I have hereunto set my hand as of the 29th day of August, 1997.

                                               /s/  Lawrence B. Connors
                                               Lawrence B. Connors
                                               Controller